Exhibit 99.1

Ur-Energy Welcomes Mr. Jade Walle as Vice President Finance

Littleton, Colorado (ACCESS Newswire – September 23, 2025) - Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (the “Company” or “Ur-Energy”) welcomes Jade Walle as Vice President Finance.

Mr. Walle brings broad experience in corporate finance, capital markets, and financial reporting within the mining and energy sectors. His appointment strengthens Ur-Energy’s leadership team as the Company grows its in situ uranium recovery operations in Wyoming.

Roger Smith, CFO of Ur-Energy, commented: “We are very pleased to welcome Jade to the Ur-Energy team. His financial expertise and strategic leadership will be vital as we continue to build our team and prepare for the next phase of growth. Adding Jade to our leadership team reflects our commitment to strengthening our finance organization and preparing for the future as part of our long-term succession planning strategy. The newly established role reflects the Company’s commitment to cultivating leadership and ensuring continuity in its mission and values.  Jade’s depth of experience in accounting, capital markets, and leadership will be invaluable as we expand operations at Lost Creek and bring Shirley Basin online in early 2026.”

Mr. Walle most recently served as an audit partner with PricewaterhouseCoopers LLP (PwC) from 2011 to 2024. He began his career with PwC in 1996 and advised publicly traded energy and mining companies across PwC’s offices in Tulsa, London, Houston, and Denver.

His technical accounting and capital markets experience includes serving in PwC’s Global Capital Markets Group in London from 1999 to 2002, where he assisted non-U.S. companies with U.S. market transactions and SEC reporting. He also held leadership roles, including oversight of a division of PwC’s center of excellence and its India acceleration center, which provided outsourced services to approximately 75 U.S. audit clients. Mr. Walle is a CPA, licensed in Oklahoma, Texas, and Colorado.

Mr. Walle serves on the Oklahoma State University School of Accounting Advisory Board and on the Board of Directors of Centerwill, Inc., a nonprofit supporting widow and orphan care in Kenya. He is also active in advancing financial literacy for underserved youth and has previously served on the boards of Junior Achievement in Tulsa and Denver, and Americans for Fair Taxation.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 3 million pounds of U3O8 from Lost Creek since the commencement of operations. Ur-Energy has begun development and construction activities at Shirley Basin, the Company's second in situ recovery uranium facility in Wyoming. Ur-Energy is engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur-Energy's common shares is on the NYSE American under the symbol "URG." Ur-Energy's common shares also trade on the Toronto Stock Exchange under the symbol "URE." Ur-Energy's corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

Contact Information

Valerie Kimball

IR Director

Valerie.kimball@ur-energy.com

720-460-8534

Cautionary Note Regarding Forward-Looking Information

This release may contain "forward-looking statements" within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., timing and ability to complete the expansion of operations at Lost Creek and the build out of Shirley Basin as currently projected) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-

looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of uranium which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management's beliefs, expectations or opinions that occur in the future.